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                     [McGladrey & Pullen, LLP letterhead]


                                                                Exhibit 23.1
                                                                7/1/98 8-K

                       Independent Accountants' Consent


We consent to incorporation by reference in the Registration Statement on Form S-4 (No. 333-26373), the Registration Statement on Form S-3 (No. 33-45385), and the Registration Statements on Form S-8 (Nos. 33-81178, 33-81180, 33-81182 and 333-01937) of F&M Bancorporation, Inc. ("F&M") of our report dated January 28, 1998, relating to the consolidated balance sheets of BancSecurity Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, statements of comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is included in F&M's Report on Form 8-K dated July 1, 1998, and to references to our firm as experts in those Registration Statements.




                                                /s/ McGladrey & Pullen, LLP
                                                ------------------------------
                                                Certified Public Accountants

Des Moines, Iowa
July 11, 1998